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                                                                     EXHIBIT G-1


                   EXTERNAL FINANCINGS: INCREMENTAL AUTHORITY

                              Total Amount Issued and/or
                              Permitted Under Existing Credit                                     Total Amount That Could Be
Security Type                 Facilities as of 4/30/03          Requested Incremental Authority   Outstanding
-------------                 -------------------------------   -------------------------------   --------------------------
CenterPoint
Debt(1)                        $5,369 million                              $478 million                     $5,847 million
Preferred(2)                      725 million                              250 million                       975 million
Common Equity(3)                  305 million shares                    200 million shares                 505 million shares

T&D Utility
Debt(1)                        $3,103 million                              $500 million                      $3,603 million
Preferred(2)                   none                                         250 million                       250 million

GasCo
Debt(1)                        $2,537 million                             $500 million                       $3,037 million
Preferred(2)                       .4 million                              250 million                        250.4 million

Texas Genco
Debt(1)                        none                                       $250 million                      $250 million
Preferred(2)                   none                                            none                              none


(1) Total external debt outstanding including long term debt, short term debt and current portion of long term debt - based upon aggregate principal or face amount outstanding.

(2) Includes preferred stock and trust preferred securities issued by special purpose subsidiaries guaranteed by authorized entity. It is contemplated that preferred securities would be issued largely to retire existing debt.

(3)      Amounts shown represent number of shares.